                                                                    EXHIBIT 4(T)

         SEVENTH AMENDMENT dated as of October 16, 2001 (this "AMENDMENT"), to the Amended and Restated Debtor in Possession Credit Agreement, initially dated as of June 11, 2000, amended and restated as of July 19, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among SAFETY-KLEEN SERVICES, INC., a Delaware corporation (the "Borrower"), the financial institutions or entities from time to time parties to this Agreement (the "Lenders"), THE TORONTO-DOMINION BANK, HOUSTON AGENCY, as letter of credit issuing bank (the "Issuing Lender"), TORONTO DOMINION (TEXAS), INC., as administrative agent (the "General Administrative Agent"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as collateral agent and underwriter (the "Collateral Agent"; collectively with the General Administrative Agent, the "Underwriters").

                                  WITNESSETH:

         WHEREAS, the Borrower has requested that the General Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the General Administrative Agent and the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

         2. Amendment of Section 3.1. Section 3.1 of the Credit Agreement is hereby amended by replacing Section 3.1(a) in its entirety with the following new Section 3.1(a):

                           "(a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the L/C Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the "Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to provide any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of the L/C Obligations then outstanding would exceed $95,000,000; (ii) the aggregate Extensions of Credit of all of the Lenders would exceed the lesser of
         (x) the aggregate Revolving Credit Commitments then in effect or (y) the Borrowing Base then in effect and provided, further, that (i) up to $35,000,000 of Letters of Credit shall be available solely to backstop automobile, liability, workers' compensation and similar insurance programs; (ii) up to $15,000,000 of Letters of Credit shall be available solely for performance bonds on new bids by Borrower or its Subsidiaries in the United States, (iii) up to $30,000,000 of Letters of Credit shall be available solely to provide additional financial assurance as required for compliance with

         Environmental Law with respect to those facilities identified in Attachment K to the Consent Agreement and Final Order (CAFO) Between Certain Debtors and the United States Environmental Protection Agency, as Amended on May 16, 2001 and (iv) up to $15,000,000 of Letters of Credit shall be available solely to provide additional financial assurance as required for shoring up existing Indian Harbor policies. The Letters of Credit referenced in the immediately preceding clauses
         (iii) and (iv) are collectively referred to herein as "Environmental Letters of Credit". Each Letter of Credit shall (i) be denominated in U.S. dollars and (ii) expire no later than the date which is 60 days after the Maturity Date, provided, however, that Environmental Letters of Credit shall expire no later than the date which is 190 days after the Maturity Date."

         3. Amendment of Section 7.11. Section 7.11 of the Credit Agreement is hereby amended by replacing Section 7.11 in its entirety as follows:

                           "7.11 Financial Condition Covenants. The General Administrative Agent and the Underwriters shall negotiate in good faith such financial covenants (including capital expenditure limitations) as they may deem appropriate in their sole discretion. On or before November 30, 2001, the Borrower shall execute and deliver to the General Administrative Agent an amendment in form and substance satisfactory to the General Administrative Agent and the Underwriters, containing the above-referenced financial covenants."

         4. Amendment of Section 9(p). Section 9(p) of the Credit Agreement is hereby amended by replacing Section 9(p) in its entirety as follows:

                           "(p) the Borrower shall have failed to deliver to the Underwriters, by January 31, 2002, a preliminary Plan of
         Reorganization;"

         5. Representations and Warranties. After giving effect to this Amendment, the Borrower hereby represents and warrants that all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default has occurred and is continuing.

         6. Expenses. The Borrower agrees to pay and reimburse the General Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Amendment, including the reasonable fees and expenses of counsel.

         7. Effectiveness. This Amendment shall become effective on the date upon which the General Administrative Agent shall have received counterparts hereof duly executed by the Borrower and the Required Lenders.

         8. Continuing Effects. Except as expressly waived or amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

         9. Counterparts. This Amendment may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

         10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                       SAFETY-KLEEN SERVICES, INC.



                                       By: /s/ Larry W. Singleton
                                          --------------------------------------
                                          Name: LARRY W. SINGLETON
                                          Title: C.F.O.
                                          10-16-2001

                                  TORONTO DOMINION (TEXAS), INC.,
                                    as General Administrative Agent, Underwriter and Lender



                                  By: /s/ Jano Nixon
                                     -------------------------------------------
                                     Name: JANO NIXON
                                     Title: VICE PRESIDENT



                                  THE TORONTO-DOMINION BANK,
                                  HOUSTON AGENCY
                                    as Issuing Lender



                                  By: /s/ Jano Nixon
                                     -------------------------------------------
                                     Name: Jano Nixon
                                     Title: Mgr. Syndications & Credit Admin.

                                    THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    as Collateral Agent, Underwriter and Lender



                                    By: /s/ Mark J. Long
                                       -----------------------------------------
                                       Name: Mark J. Long
                                       Title: Vice President

                                       GOLDMAN SACHS CREDIT PARTNERS, L.P.



                                       By: /s/ David Sabath
                                          --------------------------------------
                                          Name: David Sabath
                                          Title: Authorized Signatory

                                       GSCP Recovery, Inc.



                                       By: /s/ Matthew Kaufman
                                          --------------------------------------
                                          Name: Matthew Kaufman
                                          Title: Managing Director

                               By: GSC Recovery II GP, L.P.,
                                     its general partner

                                     By: GSC RII, LLC,
                                           its general partner

                                           By: GSCP (NJ) Holdings, L.P.,
                                                 its sole member

                                                 By: GSCP (NJ), Inc.,
                                                       its general partner



                               By: /s/ Matthew Kaufman
                                  ----------------------------------------------
                                  Name: Matthew Kaufman
                                  Title: Managing Director

                                       BANK ONE, NA



                                       By: /s/ Richard Babcock
                                          --------------------------------------
                                          Name: Richard Babcock
                                          Title: First Vice President

                                   SENIOR DEBT PORTFOLIO
                                   By Boston Management and Research, as Advisor



                                   By: /s/ Scott H. Page
                                      ------------------------------------------
                                      Name: Scott H. Page
                                      Title: Vice President